UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 20, 2015

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2015, MagneGas Corporation (the “Company”) finalized a term sheet (the “Term Sheet”) with two confidential parties for a tri-party joint venture implemented through a limited liability company. The Company and the two confidential parties will each own one-third of a new Delaware limited liability company that will engage in the worldwide testing, development, and pursuit of the co-combustion of MagneGas™ with coal and coal by-products in the electric power plant industry. The Term Sheet supersedes the USA MOU dated October 8, 2013 and the Supplement to the USA MOU dated June 16, 2014 discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2015.

The foregoing description of the Term Sheet does not purport to be a complete description of all of the terms of the Term Sheet and is qualified in its entirety by reference to the full text of the Term Sheet, a copy of which will be filed with the Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2015 (the “Form 10-Q”). Certain terms of the Term Sheet have been omitted from this Current Report on Form 8-K and will be omitted from the version of the Term Sheet to be filed as an exhibit to the Form 10-Q pursuant to a Confidential Treatment Request that the Company plans to submit to the Commission at the time of the filing of the Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: March 26, 2015	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer